Exhibit 23


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-20169) pertaining to the Cal-Maine Foods, Inc. 1993 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-29940) pertaining to the Cal-Maine Foods, Inc. 1999 Stock Option Plan of our report dated July 18, 2003, with respect to the consolidated financial statements and schedule of Cal-Maine Foods, Inc. included in this Annual Report (Form 10-K) for the year ended May 31, 2003.



                                             /s/ ERNST & YOUNG LLP

Jackson, Mississippi
August 8, 2003